UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

BANC OF CALIFORNIA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Banc of California, National Association (the “Bank”), the wholly owned subsidiary of Banc of California, Inc. (the “Company”), entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”), dated May 19, 2015 (for reference purposes only) with VF Outdoor, Inc., a Delaware corporation (the “Buyer”), pursuant to which the Buyer has agreed to purchase from the Bank the real property and improvements thereon located at 1588 South Coast Drive in the City of Costa Mesa (commonly known as 3300 Hyland Avenue, Costa Mesa, California 92626), in the County of Orange, California (the “Property”). Pursuant to its terms, the Agreement became effective on May 22, 2015, the date that the last of the parties to the Agreement executed the Agreement.

In accordance with the Agreement, and subject to the adjustments, prorations, deductions and expenses provided for therein, the Buyer has agreed to purchase the Property from the Bank on or before June 25, 2015 for the purchase price of $52.25 million. In addition, in accordance with and subject to the terms and conditions of the Agreement, the Buyer has the right through June 10, 2015 to complete its due diligence review of the Property and to terminate the Agreement in its sole discretion.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Boards of Directors of the Company and the Bank have accepted the resignations submitted on May 22, 2015 by Nathan Duda as Executive Vice President and Chief Accounting Officer of the Company and Executive Vice President and Chief Accounting Officer of the Bank. Mr. Duda’s resignations will take effect on July 12, 2015. The Company believes that there are no disagreements between the Company or the Bank and Mr. Duda on accounting or any other matters.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including, among others, the following: (1) the occurrence of any event, change, development or other circumstances that could prevent or materially delay the closing of the transactions described herein or give rise to the termination of the agreement to sell the Property; (2) the Company’s costs, fees, expenses and charges related to the agreements to the sale of the Property, including without limitation any agreed upon repairs or improvements to the Property, could be greater than expected and the transactions could take longer and be more difficult than expected; and (3) other risks described in other documents the Company files with or furnishes to the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

The following financial statements and exhibits are filed as part of this report:

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated May 19, 2015, by and between Banc of California, National Association and VF Outdoor, Inc., a Delaware corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

Date: May 28, 2015	By:	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase and Sale Agreement and Joint Escrow Instructions, dated May 19, 2015, by and between Banc of California, National Association. and VF Outdoor, Inc., a Delaware corporation.

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